As filed with the United States Securities and Exchange Commission on January 9, 2014
Registration No. 333-21631
Registration No. 333-71727
Registration No. 333-90415
Registration No. 333-56006
Registration No. 333-56008
Registration No. 333-91598
Registration No. 333-102369

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 4 on Form S-8 to Form S-4 Registration Statement No. 333-21631
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71727
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90415
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56006
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56008
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91598
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102369

UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Owen Healthcare, Inc. 401(k) Savings Plan
Allegiance Corporation Retirement Plan
Cardinal Health, Inc. Directors Deferred Compensation Plan
Allegiance Retirement Plan for Union Employees of Hayward, California
Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries
Cardinal Health, Inc. Profit Sharing, Retirement and Savings Plan for PRN Employees
Syncor International Corporation Employees’ Savings and Stock Ownership Plan
(Full title of the plans)

Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Cardinal Health, Inc. (the “Registrant”):

•	Registration Statement on Form S-4 No. 333-21631

•	Registration Statement on Form S-8 No. 333-71727

•	Registration Statement on Form S-8 No. 333-90415

•	Registration Statement on Form S-8 No. 333-56006

•	Registration Statement on Form S-8 No. 333-56008

•	Registration Statement on Form S-8 No. 333-91598

•	Registration Statement on Form S-8 No. 333-102369
The Registrant is filing these Post-Effective Amendments relating to employee benefit plans that have expired or have been terminated or merged solely to deregister any and all securities previously registered under the Registration Statements that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements.
Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on January 9, 2014.

CARDINAL HEALTH, INC.

By:	/s/ Stephen T. Falk
Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (principal executive officer)	January 9, 2014
George S. Barrett

*	Chief Financial Officer (principal financial officer)	January 9, 2014
Jeffrey W. Henderson

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	January 9, 2014
Stuart G. Laws

*	Director	January 9, 2014
Colleen F. Arnold

*	Director	January 9, 2014
Glenn A. Britt

*	Director	January 9, 2014
Carrie S. Cox

*	Director	January 9, 2014
Calvin Darden

*	Director	January 9, 2014
Bruce L. Downey

*	Director	January 9, 2014
John F. Finn

Director
Patricia A. Hemingway Hall

*	Director	January 9, 2014
Gregory B. Kenny

*	Director	January 9, 2014
David P. King

*	Director	January 9, 2014
Richard C. Notebaert

* By:	/s/ Stephen T. Falk
Name:	Stephen T. Falk
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the administrator of the benefit plans listed below has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on January 9, 2014.

OWEN HEALTHCARE, INC. 401(K) SAVINGS PLAN
ALLEGIANCE CORPORATION RETIREMENT PLAN
CARDINAL HEALTH, INC. DIRECTORS DEFERRED COMPENSATION PLAN
ALLEGIANCE RETIREMENT PLAN FOR UNION EMPLOYEES OF HAYWARD, CALIFORNIA
PROFIT SHARING PLAN OF BINDLEY WESTERN INDUSTRIES, INC. & SUBSIDIARIES
CARDINAL HEALTH, INC. PROFIT SHARING, RETIREMENT AND SAVINGS PLAN FOR PRN EMPLOYEES
SYNCOR INTERNATIONAL CORPORATION EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN

By:	/s/ Dawn I. Rich
Dawn I. Rich
Financial Benefit Plans Committee Member

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

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